EXHIBIT 21.1
PLATFORM SPECIALTY PRODUCTS CORPORATION
Subsidiaries
The following are subsidiaries of Platform Specialty Products Corporation as of December 31, 2015 and the jurisdictions in which they are incorporated or organized:

Subsidiaries	State or Jurisdiction of Incorporation/Organization
ABS Latina SA	Panama
Afrgi Crop (Pty) Ltd	Malawi
Agoramont SPRL	Belgium
Agrifocus Limitada	Mozambique
Agri Fokus (Pty) Ltd	South Africa
Agrimar Inc.	Delaware
Agrimex SA	Niger
Agriphar de Colombia SAS	Colombia
Agriphar de Costa Rica SA	Costa Rica
Agriphar Sarl	Switzerland
Agriphar SDN BHD	Malaysia
Agripraza Ltda	Portugal
Agro-Latina Siglo XXI SA	Costa Rica
Agronamic (Pty) Ltd	South Africa
Agroquimicos y Semillas SA de CV	Mexico
AI Divestitures, Inc.	Delaware
Alent Alpha Metals (Shanghai) Trading Co. Ltd	China
Alent Alpha Metals (Shenzen) Co. Ltd	China
Alent Brasil Soldas Ltda	Brazil
Alent Enthone Chemistry (Shanghai) Co. Ltd.	China
Alent Enthone Chemistry Trading (Shanghai) Co. Ltd.	China
Alent Finance Company (Ireland 1)	Ireland
Alent Finance Company (Ireland 2)	Ireland
Alent Finance Ltd	United Kingdom
Alent France Holdings SAS	France
Alent Germany GmbH	Germany
Alent Holdings Brazil Ltd	United Kingdom
Alent Holdings BV	Netherlands
Alent Hong Kong Ltd	Hong Kong
Alent Hungary Kft	Hungary
Alent Inc.	Rhodes Island
Alent Investments Inc.	Delaware
Alent Investments Ltd	United Kingdom
Alent Italia Srl	Italy
Alent Japan Company	Japan
Alent Ltd	United Kingdom

Subsidiaries	State or Jurisdiction of Incorporation/Organization
Alent Management Ltd	United Kingdom
Alent Mexico Services S.A. de C.V.	Mexico
Alent New Finance (UK) Ltd	United Kingdom
Alent New Mexico Holdings Ltd	United Kingdom
Alent Property Ltd	United Kingdom
Alent Services Ltd	United Kingdom
Alent Singapore Pte Ltd	Singapore
Alent USA Holding Inc.	Delaware
Alpha France SAS	France
Alpha Fry Limited	United Kingdom
Alpha Korea Ltd	Korea
Alpha Metals (Ireland) Ltd	Ireland
Alpha Metals (Taiwan) Inc.	Taiwan
Alpha Metals Belgium NV	Belgium
Alpha Metals China Holdings Co. Ltd	China
Alpha Metals Inc.	Delaware
Alpha Metals Iotsysteme GmbH	Germany
Alpha Metals Ltd	United Kingdom
Alpha Metals Ltd	Hong Kong
Alpha Metals Mexico S.A. de C.V.	Mexico
Alpha Netherlands B.V.	Netherlands
Amza Limited	Israel
Anchorprops 39 (Pty) Ltd	South Africa
Anesa SA	Belgium
Anion Quimica Industrial S.A.	Brazil
Aprochim Filtersystem GmbH	Germany
Aprochim SpA	Italy
AR Mexican Holdings Inc.	Delaware
Arvesta Bolivia SA	Bolivia
Arvesta Corporation	California
Arvesta Paraguay SA	Paraguay
Arysta Agro Private Limited (India)	India
Arysta Agroquimicos y Fertilzantes Uruguay SA	Uruguay
Arysta Animal Health SAS	France
Arysta Health and Nutrition Sciences Corporation	Japan
Arysta Lifescience (Mauritius) Ltd	Mauritius
Arysta Lifescience (Shanghai) Co Ltd	China
Arysta Lifescience (Thailand) Co Ltd	Thailand
Arysta LifeScience Adria, trgovina s kemicnimi proizvodi d.o.o.	Slovenia
Arysta Lifescience Agriservice Private Limited	India
Arysta Lifescience Agrochemical Products Hellas EPE	Greece
Arysta Lifescience America Inc	Delaware
Arysta Lifescience Argentina SA	Argentina
Arysta Lifescience Asia Pte Ltd	Singapore

Subsidiaries	State or Jurisdiction of Incorporation/Organization
Arysta LifeScience Australia Pty Ltd.	Australia
Arysta LifeScience Benelux SPRL	Belgium
Arysta Lifescience Cameroun SA	Cameroon
Arysta Lifescience Canada BC Inc	Canada
Arysta Lifescience Canada Inc	Canada
Arysta Lifescience CentroAmerica SA	Guatemala
Arysta Lifescience Chile SA	Chile
Arysta Lifescience Colombia SA	Colombia
Arysta Lifescience Corporation	Japan
Arysta Lifescience Corporation Republica Dominicana SA	Dominican Republic
Arysta Lifescience Costa Rica SA	Costa Rica
Arysta Lifescience Czech sro	Czech Republic
Arysta Lifescience do Brasil Industria Quimica e Agropecuaria Ltda	Brazil
Arysta Lifescience Ecuador SA	Ecuador
Arysta Lifescience Egypt Ltd	Egypt
Arysta Lifescience Espana SA	Spain
Arysta LifeScience Europe Sarl	France
Arysta Lifescience European Investments Limited	United Kingdom
Arysta Lifescience Finechemical Europe GmbH	Germany
Arysta LifeScience France SAS	France
Arysta Lifescience Global Limited	United Kingdom
Arysta Lifescience Global Services Limited	Ireland
Arysta LifeScience Great Britain Ltd	United Kingdom
Arysta Lifescience Guatemala SA	Guatemala
Arysta LifeScience Hellas S.A./A.E.	Greece
Arysta Lifescience Holdings France SAS	France
Arysta Lifescience Holdings SA (Pty) Ltd	South Africa
Arysta LifeScience Iberia SLU	Spain
Arysta Lifescience India Limited	India
Arysta LifeScience Italia S.r.l	Italy
Arysta Lifescience Japan Holdings GK	Japan
Arysta Lifescience Kenya Ltd	Kenya
Arysta Lifescience Korea Ltd	South Korea
Arysta Lifescience Magyarorszag Kft	Hungary
Arysta Lifescience Management Company LLC	Delaware
Arysta Lifescience Mexico Holdings SA de CV	Mexico
Arysta Lifescience Mexico SA de CV	Mexico
Arysta Lifescience NA Holding LLC	Delaware
Arysta LifeScience Netherlands B.V.	Netherlands
Arysta Lifescience North America LLC	California
Arysta Lifescience Pakistan (Pvt) Ltd	Pakistan
Arysta Lifescience Paraguay SRL	Paraguay
Arysta Lifescience Peru SAC	Peru
Arysta Lifescience Philippines Inc	Philippines

Subsidiaries	State or Jurisdiction of Incorporation/Organization
Arysta Lifescience Polska Sp zoo	Poland
Arysta LifeScience Registrations Great Britain Ltd	United Kingdom
Arysta LifeScience RUS LLC	Russia
Arysta Lifescience SAS	France
Arysta Lifescience Slovakia Sro	Slovakia
Arysta Lifescience South Africa (Pty) Ltd	South Africa
Arysta Lifescience SPC LLC	Delaware
Arysta LifeScience Srl	Bolivia
Arysta Lifescience Tanzania Ltd	Tanzania
Arysta LifeScience Technology BV	Netherlands
Arysta Lifescience Technology LLC	Oklahoma
Arysta Lifescience Tirta Indonesia	Indonesia
Arysta Lifescience Togo SAU	Togo
Arysta LifeScience UK & Ireland Ltd	United Kingdom
Arysta Lifescience UK BRL Limited	United Kingdom
Arysta Lifescience UK CAD Limited	United Kingdom
Arysta Lifescience UK Eur Limited	United Kingdom
Arysta Lifescience UK Holdings Limited	United Kingdom
Arysta Lifescience UK JPY Limited	United Kingdom
Arysta Lifescience UK Ltd	United Kingdom
Arysta Lifescience UK USD Limited	United Kingdom
Arysta Lifescience UK USD-2 Limited	United Kingdom
Arysta Lifescience Ukraine LLC	Ukraine
Arysta Lifescience Venezuela SA	Venezuela
Arysta Lifescience Vietnam Co Ltd	Vietnam
Arysta-LifeScience Ecuador SA	Ecuador
Assupol Investments (Pty) Ltd	Zimbabwe
Autotype Holdings (USA), Inc.	Illinois
Bayport Chemical Service Inc.	Texas
Betel Reunion SA	France
Bioenzymas SA de CV	Mexico
Calli Ghana Ltd	Ghana
Callietha Investments (Pty) Ltd	South Africa
Callitogo SA	Togo
Callivoire SGFD SA	Cote D’Ivoire
Canning Gumm LLC	Delaware
CGNS Ltd	United Kingdom
Chemtura Chemicals India Private Ltd	India
Chemtura Colombia Ltda	Colombia
Chemtura Quimica Argentina SACI	Argentina
Chemtura Thailand Ltd	Thailand
Chemtura Ukraine LLC	Ukraine
Chimac SPRL	Belgium
Compugraphics International Ltd.	United Kingdom

Subsidiaries	State or Jurisdiction of Incorporation/Organization
Compugraphics Jena GmbH	Germany
Compugraphics USA Inc.	Delaware
Cookson Holding Company	Delaware
Cookson India Pvt Ltd	India
Cookson Pigments Inc.	Delaware
CPS Chemical Products & Services	Denmark
Dalian Advanced Chemical Company Ltd	China
Desarrollos Inmobiliaros Alianza de Coahuila SA de CV	Mexico
Dutch Agricultural Formations CV	Netherlands
Dutch Agricultural Investment Partners LLC	Delaware
Dynacircuits LLC	Illinois
Echo International Inc.	Delaware
EI Liquidation Inc.	New York
Electroplating Engineers of Japan Ltd (50%)	Japan
Enthone (Portugal), Lda	Portugal
Enthone B.V.	Netherlands
Enthone Galvanoplasti Sanayl Ticaret A.S.	Turkey
Enthone GmbH	Germany
Enthone GmbH	Austria
Enthone Iberica S.A.	Spain
Enthone Inc.	Delaware
Enthone Limited	United Kingdom
Enthone s.r.o.	Slovakia
Enthone SAS	France
Enthone Sdn Bhd	Malaysia
Enthone Sp. Z.o.o.	Poland
Enthone-OMI (Hong Kong) Co. Ltd.	Hong Kong
Enthone-OMI de Mexico S.A. de C.V.	Mexico
Enthone-OMI Holdings (U.K.) Ltd	United Kingdom
Establishment Godel SA	France
GBM USA LLC	Arizona
Geopharm AEEVE & Co EE	Greece
Goemar Developpement SAS	France
Goemar do Brasil Ltda	Brazil
Goemar International Corporation	Georgia
Goemar Italia Srl	Italy
Grupo Bioquimico Mexicano RD SA	Mexico
Grupo Bioquimico Mexicano SA de CV	Mexico
Hua Mei (Tianjin) Electroplating Technology Company Ltd	China
Hypoagro Chemicals Zimbabwe (Pvt) Ltd	Zimbabwe
Industrias Agriphar SA	Guatemala
Internacional de Manufacturas Asociadas SA	Spain
Isagro S.p.A.	Italy
Kempton Chemicals (Pty) Ltd	South Africa

Subsidiaries	State or Jurisdiction of Incorporation/Organization
Laboratoires Goemar SAS	France
Lane Ltd	Zambia
M&P Compounding Inc.	New Jersey
MacDermid (Nanjing) Chemical Ltd	China
MacDermid (Shanghai) Chemical Ltd	China
MacDermid Actium Ltd	United Kingdom
MacDermid Acumen Inc.	Delaware
MacDermid Agricultural Solutions Acquisitions Quimico Ltda	Brazil
MacDermid Agricultural Solutions Australia Pty Ltd	Australia
MacDermid Agricultural Solutions Canada Company	Canada
MacDermid Agricultural Solutions Comercio de Produtos Agricolas Ltd	Brazil
MacDermid Agricultural Solutions Holdings BV	Netherlands
MacDermid Agricultural Solutions Inc.	Delaware
MacDermid Agricultural Solutions Italy Srl	Italy
MacDermid Agricultural Solutions Korea Ltd	Korea
MacDermid Agricultural Solutions Mexico SA de RL de CV	Mexico
MacDermid Agricultural Solutions Netherlands Cooperatief UA	Netherlands
MacDermid Agricultural Solutions Nippon Limited	Japan
MacDermid Americas Acquisitions Inc.	Delaware
MacDermid Anion Inc.	Delaware
MacDermid Autotype Inc.	Delaware
MacDermid Autotype Ltd	United Kingdom
MacDermid Autotype Pte Ltd	Singapore
MacDermid Benelux BV	Netherlands
MacDermid Brazil Inc.	Delaware
MacDermid C.Z. Sro	Czech Republic
MacDermid Canning GmbH	Germany
MacDermid Canning Ltd	United Kingdom
MacDermid Chemical Taiwan Ltd	Taiwan
MacDermid Chemicals Inc.	Canada
MacDermid Chemicals Industries Argentina Inc.	Argentina
MacDermid Continental Investments Ltd.	United Kingdom
MacDermid do Brasil Ltda.	Brazil
MacDermid Dutch Investments CV	Netherlands
MacDermid Espanola S.A.	Spain
MacDermid Europe Ltd	United Kingdom
MacDermid European Capital Investments I, LLC	Delaware
MacDermid European Capital Investments II, LLC	Delaware
MacDermid European Capital Partners LLP	United Kingdom
MacDermid European Holdings BV	Netherlands
MacDermid European Holdings GmbH	Germany
MacDermid Financial BV	Netherlands
MacDermid France S.A.	France
MacDermid Funding LLC	Delaware
MacDermid GB Holdings Ltd	UK/Luxembourg

Subsidiaries	State or Jurisdiction of Incorporation/Organization
MacDermid GmbH	Germany
MacDermid Group Inc.	Delaware
MacDermid Holdings BV	Netherlands
MacDermid Holdings LLC	Delaware
MacDermid Holdings SAS	France
MacDermid Hong Kong Ltd	Hong Kong
MacDermid Houston Inc.	Delaware
MacDermid, Incorporated	Connecticut
MacDermid India Private Ltd	India
MacDermid International Investments LLC	Delaware
MacDermid International Partners	Delaware
MacDermid Investment Corp.	Delaware
MacDermid Italiana Srl	Italy
MacDermid Korea Ltd	Korea
MacDermid Ltd	United Kingdom
MacDermid Luxembourg Properties Sarl	Luxembourg
MacDermid MAS LLC	Delaware
MacDermid Mauritius	Mauritius
MacDermid Mexico Holdings S de RL de CV	Mexico
MacDermid Mexico SA de CV	Mexico
MacDermid Offshore Fluidos do Brazil Industrial Ltda	Brazil
MacDermid Offshore Solutions LLC	Delaware
MacDermid Operations S de RL de CV	Mexico
MacDermid Overseas Asia Ltd	Delaware
Macdermid Panyu Specialty Chemicals Co Ltd	China
MacDermid Performance Acquisitions Ltd	United Kingdom
MacDermid Printing Solutions Acumen Inc	Delaware
MacDermid Printing Solutions LLC	Delaware
MacDermid Printing Solutions Ltd	United Kingdom
MacDermid Publication and Coating Plates	Delaware
MacDermid Scandinavia AB	Sweden
MacDermid Services Mexico SA de CV	Mexico
MacDermid Services S de RL de CV	Mexico
MacDermid Singapore, Pte Ltd	Singapore
MacDermid South America Inc.	Delaware
MacDermid South Atlantic Inc.	Delaware
MacDermid Suisse Sarl.	Switzerland
MacDermid Taiwan Holdings B.V.	Netherlands
MacDermid Technology (Suzhou) Company Ltd	China
MacDermid Texas Inc.	Delaware
MacDermid Thailand	Thailand
MacDermid UK Ltd	United Kingdom
MacDermid US Holdings LLC	Delaware
Mali Protection Des Cultures (MPC) SA	Mali

Subsidiaries	State or Jurisdiction of Incorporation/Organization
Marston Bentley Ltd	United Kingdom
MIT Belgium NV	Belgium
MPS Europe SAS	France
MRD Acquisition Corp	Delaware
Myanmar Arysta Lifescience Co Ltd	Myanmar
Napp Printing Plate Distribution Inc.	South Dakota
Napp Systems Inc	Iowa
Natural Plant Protection SAS	France
Netherlands Agricultural Investment Partners LLC	Delaware
Netherlands Agricultural Technologies CV	Netherlands
Nexus AG (Pty) Ltd	South Africa
Niche Offshore Solutions Ltd	United Kingdom
Niche Products Limited	United Kingdom
Nippon MacDermid Co. Ltd	Japan
Novon Protecta (Pty) Ltd	South Africa
Novon Retail Company (Pty) Ltd	South Africa
Oak Barrel Investments Ltd	United Kingdom
OM Group (Suzhou) Electronic Chemicals Co. Ltd.	China
OM Group Electronic Chemicals UK Ltd	United Kingdom
Omega Agroindustrial SA de CV	Mexico
OMG (Asia) Electronic Chemicals Co. Ltd.	Taiwan
OMG Electronic Chemicals LLC	Delaware
OMG Electronic Chemicals Pte Ltd.	Singapore
OMI International Corporation	Delaware
Percival SPRL	Belgium
Pinetree Investments Ltd	United Kingdom
Plates & Blankets S de RL de CV	Mexico
Platform Corporate Services LLC	Delaware
Platform Delaware Holdings, Inc	Delaware
Platform Sales Suisse GmbH	Switzerland
PTI Produtos Tecnicos Para Impessao Ltd	Brazil
Revestsul Productos Quimicos Ltd	Brazil
Rockville Venture LLC	Delaware
SA Veto-Pharma	France
Santamix Iberica SL	Spain
Saphyto SA	Burkina Faso
Sci PPWJ	France
Semitronic SA	Spain
Servicios Agricolas Mundiales SA	Mexico
Shenzhen Hua-Mei Electroplating Technology Company Ltd	China
Shenzhen Trading Co Ltd	China
Sidewalk Trading (Pty) Ltd	South Africa
Silvix Forestry Ltd.	South Africa
Societe des Produits Industriels et Agricoles SA	Senegal

Subsidiaries	State or Jurisdiction of Incorporation/Organization
SPC Divestiture Inc.	Delaware
Specialty Polymers Inc.	Massachusetts
Speedline Technologies Ltd	United Kingdom
Surface Treatments Ltd	United Kingdom
Tabitha Holdings BV	Netherlands
Tecno Extractos Vegetales SA de CV	Mexico
Tesaurus SA de CV	Mexico
Tsunami Crop Laeveld (Pty) Ltd	South Africa
Vernon-Rockville Venture LLC	Delaware
Volcano Agrociencia Industria e Comercio de Defensivos Agricolas Ltda	Brazil
Volcano Agroscience (Pty) Ltd	South Africa
Volcano Chemicals (Pty) Ltd	South Africa
W Canning Australia Pty Ltd	Australia
W Canning USA LLC	Delaware
W. Canning Inc.	Delaware
W. Canning International B.V.	Netherlands
W. Canning Ltd	Texas
Wyjolab SA	France